UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2009

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia	24517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pinnacle Bankshares Corporation announced on April 15, 2009 that its Board of Directors has suspended the Company’s quarterly cash dividend that would have been paid in the second quarter of 2009. A copy of the press release summarizing the announcement is attached hereto as Exhibit 99.1.

This release may be deemed to contain forward-looking statements under applicable securities laws. These forward-looking statements include the timing of the Company’s determination to resume payment of its quarterly dividend in the future and its release of first quarter 2009 earnings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: changes in: interest rates; declining collateral values; general economic conditions including continued deterioration in general business and economic conditions and in the financial markets; deterioration in the value of securities held in our investment securities portfolio; the legislative/regulatory climate; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System and the impact of any policies or programs implemented pursuant to the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009; the quality or composition of the loan and/or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in our market area; and accounting principles, policies and guidelines. The Company bases its forward-looking statements on management’s beliefs and assumptions based on information available as of the date of this release. Readers should not place undue reliance on such statements, because the assumptions, beliefs, expectations and projections about future events on which they are based may, and often do, differ materially from actual results. The Company undertakes no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated April 15, 2009 announcing suspension of quarterly dividend.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: April 15, 2009	By:	/s/ Bryan M. Lemley
Bryan M. Lemley
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit
99.1	Press Release dated April 15, 2009 announcing suspension of quarterly dividend.